Exhibit 99.1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735
Heather Crowell
VP, Corporate Communications and Investor Relations
(215) 875-0735

PREIT Reports Second Quarter 2013 Results and Increases 2013 Guidance

Philadelphia, PA, July 23, 2013 - Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and six months ended June 30, 2013.

•	Same Store NOI improved by 3.8% for the quarter and 3.2% year to date

◦	Same store NOI excluding lease termination revenue improved by 4.9% for the quarter and 4.2% year to date

•	Total Portfolio Occupancy increased to 93.4%, an increase of 150 basis points over the prior year

◦	Non-Anchor Occupancy was 89.6%, an increase of 200 basis points

◦	Same store mall occupancy increased to 93.2%, an increase of 150 basis points

•	Renewal spreads were 5.2% for the quarter and 5.1% year to date

•	Raised $220.3 million in a common equity offering

•	Asset disposition program progressed with three properties under contract

•	Leverage ratio (Debt to Gross Asset Value) fell below 50%

•	Closing on new unsecured credit facility increased flexibility and lowered interest rates

•
Path to growth began with acquisition of building contiguous to The Gallery in Philadelphia and finalization of the venture with Simon Property Group for Gloucester Premium Outlets in Greater Philadelphia market

“Our priorities of operational excellence, balance sheet improvement and elevating portfolio quality remain paramount," said Joseph F. Coradino, Chief Executive Officer. “Today, we are a healthier company with strong growth in same store NOI, occupancy and rents. We have an improved balance sheet with more flexibility resulting from asset sales, refinancing efforts and our recent equity offering. We also have a higher quality portfolio through successful and ongoing dispositions and remerchandising efforts.”

The following tables set forth information regarding Funds From Operations (“FFO”) and the adjustments to FFO for the quarter and six months ended June 30, 2013:

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2013	2012	2013	2012
FFO	$24.0	$20.8	$48.1	$45.8
Provision for employee separation expense	1.0	0.8	2.3	0.8
Accelerated amortization of deferred financing costs	0.1	—	1.0	—
Loss on hedge ineffectiveness	3.1	—	2.7	—
FFO, as adjusted	$28.3	$21.6	$54.2	$46.6

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	Quarter Ended June 30,		Six Months Ended June 30,
Per Diluted Share and OP Unit	2013	2012	2013	2012
FFO	$0.36	$0.36	$0.77	$0.79

FFO, as adjusted	$0.42	$0.37	$0.86	$0.80

Information regarding Net Operating Income (“NOI”) and same store NOI for the quarter and six months ended June 30, 2013 is set forth in the table below:

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2013	2012	2013	2012
NOI	$68.7	$67.6	$137.3	$136.8
NOI from discontinued operations	(1.3)	(3.4)	(2.6)	(7.0)
NOI from acquisitions and other	(0.7)	—	(0.8)	(0.1)
Same store NOI	$66.7	$64.2	$133.9	$129.7
Lease termination revenue	(0.1)	(0.8)	(0.3)	(1.5)
Same store NOI excluding lease termination revenue	$66.5	$63.4	$133.6	$128.2

Information regarding net income (loss) and net income (loss) per diluted share for the quarter and six months ended June 30, 2013 is set forth in the table below:

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2013	2012	2013	2012
Net income (loss)	($12.7)	($13.7)	$8.2	($23.70)
Net income (loss) per diluted share	($0.20)	($0.25)	$0.13	($0.43)

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Primary Factors Affecting Financial Results for the Quarter Ended June 30, 2013:

•	Same Store NOI increased $2.5 million

•	NOI increased $1.0 million as a result of the acquisition of the 907 Market Street property in April 2013

•	NOI decreased $2.2 million as a result of the sale of three properties and one power center classified as held for sale, all as reflected in discontinued operations

•	Interest expense decreased $6.7 million from lower overall debt balances and lower average interest rates

•	General and administrative expenses decreased $0.6 million from lower executive headcount and incentive compensation

•	Net loss on hedge ineffectiveness of $3.1 million primarily from the early repayment of a mortgage loan

•	Increased dividends on preferred shares of $2.1 million

Primary Factors Affecting Financial Results for the Six Months Ended June 30, 2013:

•	Same Store NOI increased $4.1 million

•	NOI increased $1.0 million from the 907 Market Street acquisition

•	NOI decreased $4.5 million as a result of discontinued operations

•	Interest expense decreased $10.2 million from lower overall debt balances and lower average interest rates

•	General and administrative expenses decreased $1.7 million from lower executive headcount and incentive compensation

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•	Increased dividends on preferred shares of $6.1 million

•	Net loss on hedge ineffectiveness of $2.7 million

•	Accelerated deferred financing costs of $1.0 million

Financing Activities
During the quarter, we closed on our 2013 Revolving Facility, which replaced the Company's 2010 Term Loan and Revolving Credit Facility. The initial borrowing of $192.5 million at an interest rate of LIBOR plus 205 basis points was used for repayment of the amounts outstanding under the 2010 Credit Facility.

Key terms of the 2013 Revolving Facility are as follows:

•	The available amount is $400.0 million and includes an accordion feature up to an additional $200.0 million;

•	The initial term is three years and the Company has two one-year extension options;

•	The amounts borrowed will bear interest at a rate of LIBOR plus a range of 150 to 205 basis points depending upon the Company's leverage; and

•	The capitalization rates used to calculate Gross Asset Value are as follows:

◦	6.5% for properties with sales per square foot of more than $500

◦	7.5% for all other properties

In May 2013, the Company closed on an 11,500,000 share common equity offering at $20.00 per share, which generated net proceeds of $220.3 million.

Also in May 2013, the Company repaid a $56.3 million mortgage loan on Jacksonville Mall in Jacksonville, North Carolina.

Asset Dispositions
Christiana Center remains under agreement of sale. The sale price is approximately $75.0 million.

South Mall in Allentown, Pennsylvania and Commons at Magnolia, the Company's sole remaining wholly-owned power center, and are under contract for sale subject to due diligence and customary closing conditions.

Asset Acquisitions

In April 2013, the Company closed on the acquisition of 907 Market Street, a six story property located contiguous to the Company's The Gallery at Market East property in downtown Philadelphia. The purchase price was approximately $59.6 million.

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Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company's portfolio, including properties owned by partnerships in which the Company owns a 50% interest:

	Rolling Twelve Months Ended:
	June 30, 2013	June 30, 2012
Portfolio Sales per square foot (1)	$384	$378
(1) Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.
	Occupancy as of:
	June 30, 2013	June 30, 2012
Same Store Malls:
Total including anchors	93.2%	91.7%
Total excluding anchors	89.6%	87.6%
Portfolio Total Occupancy:
Total including anchors	93.4%	91.9%
Total excluding anchors	90.0%	87.7%

2013 Outlook

The Company is revising its 2013 guidance as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO as adjusted	$1.87	$1.91
Provision for employee separation expense	(0.03)	(0.03)
Deferred financing costs and hedge ineffectiveness, net	(0.06)	(0.06)
FFO	$1.78	$1.82
Gains on sales	1.17	1.17
Depreciation and amortization (includes the Company's proportionate share of unconsolidated properties), net of other adjustments	(2.25)	(2.23)
Net income attributable to PREIT common shareholders	$0.70	$0.76

The Company's guidance includes the effect of the pending sale of Christiana Center, but does not include the impact of any other property dispositions or acquisitions.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Daylight Time on Wednesday, July 24, 2013, to review the Company's second quarter results and future outlook. To listen to the call, please dial (877) 941-1427 (domestic) or (480) 629-9664 (international), at least five minutes before the scheduled start time, and provide conference ID number 4626103. Investors can also access the call in a "listen only" mode via the Internet at the Company website, www.preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company's website.

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For interested individuals unable to join the conference call, a replay of the call will be available through August 7, 2013 at (877) 870-5176 (domestic) or (858) 384-5517 (international), (Replay reservation code: 4626103). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls. Currently, the Company's portfolio of 46 properties comprises 36 shopping malls, seven community and power centers, and three development properties. The Company's properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The operating retail properties have approximately 31.0 million total square feet of space. PREIT, headquartered in Philadelphia, Pennsylvania, is publicly traded on the NYSE under the symbol PEI. The Company's website can be found at www.preit.com.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions
Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT's established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance based executive compensation programs. FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds

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available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months June 30, 2013 and 2012 to show the effect of the provision for employee separation expense, accelerated amortization of deferred financing costs and gain and loss on hedge ineffectiveness, which had a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of its operating performance, such as provision for employee separation expense, accelerated amortization of deferred financing costs and gain on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with generally accepted accounting principles, or GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined inaccordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes interest and other income, general and administrative expenses, provision for employee separation expense, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, gains on sales of discontinued operations, gain on extinguishment of debt, impairment losses, project costs and other expenses.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in

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circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt, stated value of preferred shares and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2013 Revolving Facility; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill; potential losses on impairment of assets that we might be required to record in connection with any dispositions of assets; recent changes to our corporate management team and any resulting modifications to our business strategies; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our short- and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties;  general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; the effects of online shopping and other uses of technology on our retail tenants;  our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; potential dilution from any capital raising transactions; possible environmental liabilities; our ability to obtain insurance at a reasonable cost; and existence of complex regulations, including those relating to our status as a REIT, and the adverse consequences if we were to fail to qualify as a REIT.  Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 8             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS	Quarter Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$70,274	$67,141	$139,884	$133,892
Expense reimbursements	31,163	29,691	62,269	60,393
Percentage rent	584	509	1,576	1,405
Lease termination revenue	91	769	244	1,420
Other real estate revenue	2,901	3,088	5,766	5,763
Real estate revenue	105,013	101,198	209,739	202,873
Other income	1,395	884	2,283	1,645
Total revenue	106,408	102,082	212,022	204,518
EXPENSES:
Property operating expenses:
CAM and real estate tax	(35,155)	(33,332)	(70,599)	(66,908)
Utilities	(5,140)	(5,651)	(10,259)	(10,887)
Other	(4,095)	(4,616)	(8,020)	(8,596)
Total operating expenses	(44,390)	(43,599)	(88,878)	(86,391)
Depreciation and amortization	(35,451)	(31,573)	(69,432)	(63,545)
Other expenses:
General and administrative expenses	(9,606)	(10,240)	(18,462)	(20,124)
Provision for employee separation expenses	(1,035)	(796)	(2,314)	(796)
Project costs and other expenses	(198)	(39)	(400)	(397)
Total other expenses	(10,839)	(11,075)	(21,176)	(21,317)
Interest expense, net	(27,689)	(30,815)	(55,027)	(61,533)
Total expenses	(118,369)	(117,062)	(234,513)	(232,786)
Loss before equity in income of partnerships and discontinued operations	(11,961)	(14,980)	(22,491)	(28,268)
Equity in income of partnerships	2,283	1,952	4,736	3,945
Net loss from continuing operations	(9,678)	(13,028)	(17,755)	(24,323)
Discontinued operations:
Operating results from discontinued operations	669	627	1,299	1,506
Gains on sales of discontinued operations	—	—	33,254	—
Income from discontinued operations	669	627	34,553	1,506
Net (loss) income	(9,009)	(12,401)	16,798	(22,817)
Less: net (income) loss attributed to noncontrolling interest	314	513	(691)	932
Net (loss) income attributable to Pennsylvania Real Estate Investment Trust	(8,695)	(11,888)	16,107	(21,885)
Less: preferred share dividends	(3,962)	(1,845)	(7,924)	(1,845)
Net (loss) income attributable to Pennsylvania Real Estate Investment Trust common shareholders	$(12,657)	$(13,733)	$8,183	$(23,730)
Basic and diluted net (loss) income per share - Pennsylvania Real Estate Investment Trust (1)	$(0.20)	$(0.25)	$0.13	$(0.43)
Weighted average number of shares outstanding for diluted EPS	63,540	55,143	59,661	55,026
 (1)For the three and six month periods ended June 30, 2013 and 2012, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

OTHER COMPREHENSIVE INCOME (LOSS)	Quarter Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
(In thousands)
Net (loss) income	$(9,009)	$(12,401)	$16,798	$(22,817)
Unrealized gain on derivatives	5,917	2,825	8,096	4,276
Amortization of (gains) losses of settled swaps	3,577	207	3,782	509
Total comprehensive income (loss)	485	(9,369)	28,676	(18,032)
Less: Comprehensive (income) loss attributable to noncontrolling interest	(23)	389	(1,121)	738
Comprehensive income (loss) attributable to Pennsylvania Real Estate Investment Trust	$462	$(8,980)	$27,555	$(17,294)

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended June 30, 2013				Quarter Ended June 30, 2012
RECONCILIATION OF NOI AND FFO TO NET LOSS	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$105,013	$9,685	$1,429	$116,127	$101,198	$9,247	$6,643	$117,088
Operating expenses	(44,390)	(2,827)	(173)	(47,390)	(43,599)	(2,638)	(3,209)	(49,446)
NET OPERATING INCOME	60,623	6,858	1,256	68,737	57,599	6,609	3,434	67,642
General and administrative expenses	(9,606)	—	—	(9,606)	(10,240)	—	—	(10,240)
Provision for employee separation expenses	(1,035)	—	—	(1,035)	(796)	—	—	(796)
Other income	1,395	—	—	1,395	884	—	—	884
Project costs and other expenses	(198)	—	—	(198)	(39)	—	—	(39)
Interest expense, net	(27,689)	(2,765)	(587)	(31,041)	(30,815)	(2,817)	(980)	(34,612)
Depreciation on non real estate assets	(323)	—	—	(323)	(156)	—	—	(156)
Preferred share dividends	(3,962)	—	—	(3,962)	(1,845)	—	—	(1,845)
FUNDS FROM OPERATIONS	19,205	4,093	669	23,967	14,592	3,792	2,454	20,838
Depreciation on real estate assets	(35,128)	(1,810)	—	(36,938)	(31,417)	(1,840)	(1,827)	(35,084)
Equity in income of partnerships	2,283	(2,283)	—	—	1,952	(1,952)	—	—
Operating results from discontinued operations	669	—	(669)	—	627	—	(627)	—
Gain on sales of discontinued operations	—	—	—	—	—	—	—	—
Preferred share dividends	3,962	—	—	3,962	1,845	—	—	1,845
Net loss	$(9,009)	$—	$—	$(9,009)	$(12,401)	$—	$—	$(12,401)
(1)Total includes the non-cash effect of straight-line rent of $419 and $138 for the quarters ended June 30, 2013 and 2012, respectively.
Weighted average number of shares outstanding				63,540				55,143
Weighted average effect of full conversion of OP Units				2,228				2,309
Effect of common share equivalents				727				1,007
Total weighted average shares outstanding, including OP Units				66,495				58,459
FUNDS FROM OPERATIONS				$23,967				$20,838
Provision for employee separation expenses				1,035				796
Accelerated amortization of deferred financing costs				112				—
Loss on hedge ineffectiveness				3,146				—
FUNDS FROM OPERATIONS AS ADJUSTED				$28,260				$21,634
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$0.36				$0.36
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$0.42				$0.37

SAME STORE RECONCILIATION	Three Months Ended June 30,
	Same Store		Non-Same Store		Total
	2013	2012	2013	2012	2013	2012
Real estate revenue	$112,952	$109,964	$3,175	$7,124	$116,127	$117,088
Operating expenses	(46,297)	(45,761)	(1,093)	(3,685)	(47,390)	(49,446)
NET OPERATING INCOME (NOI)	$66,655	$64,203	$2,082	$3,439	$68,737	$67,642
Less: Lease termination revenue	107	766	35	—	142	766
NOI - EXCLUDING LEASE TERMINATION REVENUE	$66,548	$63,437	$2,047	$3,439	$68,595	$66,876

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
RECONCILIATION OF NOI AND FFO TO NET INCOME (LOSS)	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$209,739	$19,704	$4,172	$233,615	$202,873	$18,838	$13,432	$235,143
Operating expenses	(88,878)	(5,798)	(1,614)	(96,290)	(86,391)	(5,565)	(6,422)	(98,378)
NET OPERATING INCOME	120,861	13,906	2,558	137,325	116,482	13,273	7,010	136,765
General and administrative expenses	(18,462)	—	—	(18,462)	(20,124)	—	—	(20,124)
Provision for employee separation expenses	(2,314)	—	—	(2,314)	(796)	—	—	(796)
Other income	2,283	—	—	2,283	1,645	—	—	1,645
Project costs and other expenses	(400)	—	—	(400)	(397)	—	—	(397)
Interest expense, net	(55,027)	(5,531)	(1,259)	(61,817)	(61,533)	(5,637)	(1,930)	(69,100)
Depreciation on non real estate assets	(548)	—	—	(548)	(348)	—	—	(348)
Preferred share dividends	(7,924)	—	—	(7,924)	(1,845)	—	—	(1,845)
FUNDS FROM OPERATIONS	38,469	8,375	1,299	48,143	33,084	7,636	5,080	45,800
Depreciation on real estate assets	(68,884)	(3,639)	—	(72,523)	(63,197)	(3,691)	(3,574)	(70,462)
Equity in income of partnerships	4,736	(4,736)	—	—	3,945	(3,945)	—	—
Operating results from discontinued operations	1,299	—	(1,299)	—	1,506	—	(1,506)	—
Gain on sales of discontinued operations	33,254	—	—	33,254	—	—	—	—
Preferred share dividends	7,924	—	—	7,924	1,845	—	—	1,845
Net income (loss)	$16,798	$—	$—	$16,798	$(22,817)	$—	$—	$(22,817)
(1) Total includes the non-cash effect of straight-line rent of $829 and $253 for the six months ended June 30, 2013 and 2012, respectively.
Weighted average number of shares outstanding				59,661				55,026
Weighted average effect of full conversion of OP Units				2,256				2,318
Effect of common share equivalents				780				947
Total weighted average shares outstanding, including OP Units				62,697				58,291
FUNDS FROM OPERATIONS				$48,143				$45,800
Provision for employee separation expenses				2,314				796
Accelerated amortization of deferred financing costs				1,026				—
Loss on hedge ineffectiveness				2,682				—
FUNDS FROM OPERATIONS AS ADJUSTED				$54,165				$46,596
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$0.77				$0.79
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$0.86				$0.80

SAME STORE RECONCILIATION	Six Months Ended June 30,
	Same Store		Non-Same Store		Total
	2013	2012	2013	2012	2013	2012
Real estate revenue	$227,213	$220,745	$6,402	$14,398	$233,615	$235,143
Operating expenses	(93,359)	(91,030)	(2,931)	(7,348)	(96,290)	(98,378)
NET OPERATING INCOME (NOI)	$133,854	$129,715	$3,471	$7,050	$137,325	$136,765
Less: Lease termination revenue	260	1,477	35	7	295	1,484
NOI - EXCLUDING LEASE TERMINATION REVENUE	$133,594	$128,238	$3,436	$7,043	$137,030	$135,281

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	June 30, 2013	December 31, 2012
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,465,804	$3,395,681
Construction in progress	74,673	68,619
Land held for development	12,649	13,240
Total investments in real estate	3,553,126	3,477,540
Accumulated depreciation	(971,715)	(907,928)
Net investments in real estate	2,581,411	2,569,612
INVESTMENTS IN PARTNERSHIPS, at equity:	15,193	14,855
OTHER ASSETS:
Cash and cash equivalents	17,525	33,990
Tenant and other receivables (net of allowance for doubtful accounts of $13,955 and $14,042 at June 30, 2013 and December 31, 2012, respectively)	32,482	38,473
Intangible assets (net of accumulated amortization of $14,403 and $14,940 at June 30, 2013 and December 31, 2012 , respectively)	10,789	8,673
Deferred costs and other assets, net	92,643	97,399
Assets held for sale	29,956	114,622
Total assets	2,779,999	2,877,624
LIABILITIES:
Mortgage loans	$1,619,155	$1,718,052
Term loans	—	182,000
Revolving facility	35,000	—
Tenants deposits and deferred rent	9,997	14,862
Distributions in excess of partnership investments	64,000	64,874
Fair value of derivative liabilities	3,056	9,742
Liabilities on assets held for sale	50,275	102,417
Accrued expenses and other liabilities	64,884	72,448
Total liabilities	1,846,367	2,164,395
EQUITY:	933,632	713,229
Total liabilities and equity	$2,779,999	$2,877,624
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